UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): December 2, 2010

EPOCH HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, New York, NY	10019
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code: (212) 303-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Epoch Holding Corporation ("Epoch" or the "Company") held its Annual Meeting of Stockholders (the “Meeting”) on December 2, 2010.  There were 22,801,966 shares of common stock entitled to be voted and 21,927,525 shares were voted in person or by proxy.

At the Meeting:

(1)
Stockholders elected each of the seven nominees to serve as members of the Board of Directors.  Each director shall serve for a one-year term and until a successor has been elected and qualified or until the director’s resignation or removal.

(2)	CF & Co., L.L.P. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

The Company’s inspector of elections certified the following vote tabulations:

Board of Directors:

Director	For	Withheld	Broker Non-Votes
Allan R. Tessler	14,909,821	2,980,277	4,037,427
William W. Priest	17,876,428	13,670	4,037,427
Enrique R. Arzac	14,904,828	2,985,270	4,037,427
Jeffrey L. Berenson	17,839,762	50,336	4,037,427
John L. Cecil	17,877,670	12,428	4,037,427
Peter A. Flaherty	17,877,683	12,415	4,037,427
Timothy T. Taussig	17,790,985	99,113	4,037,427

Independent Registered Public Accounting Firm:

	For	Against	Abstain	Broker Non-Votes
Ratification of independent registered public accounting firm	21,808,956	8,352	110,271	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION

By:	/s/ Adam Borak
Name: Adam Borak Title: Chief Financial Officer

Date: December 2, 2010